Exhibit 99.1

Freshpet, Inc. Announces CFO Transition Plan to Support Long-term Growth

Dick Kassar to Become Vice Chairman at the End of Third Quarter 2020

Appoints Strategic Financial and Operational Executive, Heather Pomerantz, Executive Vice

President of Finance, to Transition into the CFO Role

SECAUCUS, N.J. – December 20, 2019 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today announced a Chief Financial Officer (“CFO”) transition plan to support its long-term growth. Dick Kassar, Freshpet’s CFO, will transition into the newly created advisory role of Vice Chairman, effective September 30, 2020. In this role, Mr. Kassar will provide continued strategic advice and support to Freshpet’s management team and the Board of Directors as the Company further pursues its mission to improve the lives of dogs and cats through the power of fresh, real food changing the way people feed their pets.

In support of this planned CFO transition, Freshpet also announced today the appointment of strategic financial and operational executive Heather Pomerantz, currently Vice President of Finance, North America for The Nature’s Bounty Company, to the newly created role of Executive Vice President of Finance, effective January 13, 2020. In this role, Mrs. Pomerantz will lead several strategic projects for Freshpet and work closely alongside Mr. Kassar through the end of the third quarter of 2020 transitioning into the role of CFO, effective October 1, 2020.

Billy Cyr commented, “We are excited to welcome Heather to Freshpet. We believe she has the skills and experiences necessary as we take Freshpet to the next level of growth in 2020 and beyond. Heather has the analytical and strategic acumen we will need as we embark on our capacity expansion plan and continue to build the organization and systems capabilities to support Freshpet’s growth. As a proud pet parent to two dogs, Heather is passionate about our mission to change the way people feed their pets.”

Mr. Cyr continued, “We are very grateful to Dick for all he has done and continues to do during his tenure to make Freshpet a success. He has been an integral part of the Freshpet team since its inception helping to lead us through rapid growth, particularly as the company successfully transitioned from a privately-held to publicly-traded company. Few executives have the range of skills needed to master so many phases of a company’s rapid growth – and Dick has all of them. We are very thankful for his willingness to continue to provide his wisdom as we go through this transition and continue to execute on our strategic growth objectives.”

Prior to Mrs. Pomerantz’s role at The Nature’s Bounty Company, she had a lengthy and distinguished career in both finance and operations at Unilever and PriceWaterhouseCoopers. Her roles at Unilever included oversight and leadership of many key finance and operations responsibilities, including sales, and marketing finance, financial services, controller, supply chain and information technology. At PriceWaterhouseCoopers she was a consultant responsible for ERP implementations. Mrs. Pomerantz received an undergraduate degree with honors in Economics with concentrations in Finance and Marketing from The Wharton School at the University of Pennsylvania. She earned an MBA from Columbia University.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem, PA. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com